                                                                     EXHIBIT 4.5


                        {FORM OF FACE OF GLOBAL SECURITY}

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         PACIFICARE HEALTH SYSTEMS, INC.

                 3% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2032

No.                                                            CUSIP:  _________
Issue Date:
Issue Price:  100% of principal amount
Interest Payment Dates:  April 15 and October 15
Record Dates:            April 1 and October 1

      PACIFICARE HEALTH SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to Cede & Co. or registered assigns, the principal amount set forth on Schedule I hereto (which amount may from time to time be increased or decreased by adjustments made on
Schedule I hereto by or on behalf of the Depositary in accordance with the Applicable Procedures) on October 15, 2032.

      This Security shall bear interest at the initial rate of 3% per annum, subject to the adjustments set forth on the other side of this Security. This Security is convertible as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                PACIFICARE HEALTH SYSTEMS, INC.,
      ----------------------          a Delaware corporation

                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association,
   as Trustee, certifies that this is one
   of the Securities referred to in the
   within-mentioned Indenture.


By:
    -----------------------------
      Authorized Signatory

Dated:
      ---------------------------

                      {FORM OF REVERSE OF GLOBAL SECURITY}

                 3% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2032

1.    Interest.

      This Security shall bear interest at an initial rate of 3% per year on the principal amount hereof, from November 22, 2002 or from the most recent Interest Payment Date (as defined below) to which payment has been paid or duly provided for, payable semiannually in arrears on April 15 and October 15 of each year (each, an "Interest Payment Date") to the persons in whose names the Securities are registered at the close of business on April 1 and October 1 (each, a "Regular Record Date") (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Interest on Securities converted during the period after a Regular Record Date, but prior to the corresponding Interest Payment Date, (i) will not be required to be paid on the Interest Payment Date if the Security has been called for redemption on a redemption date that occurs during the period; (ii) will not be required to be paid if the Security is to be redeemed in connection with a fundamental change on a redemption date that occurs during this period; or (iii) if the Security is not called for redemption during this period, will be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date unless at the time of conversion there is a default in the payment of interest on the Securities.

      If the principal amount of a Security, premium, if any, plus accrued and unpaid interest, or any portion thereof, is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Paragraph 5 hereof, upon the date set for payment of the Purchase Price or the Fundamental Change Purchase Price pursuant to Paragraph 7 hereof, or upon the Stated Maturity of this Security), then, in each such case, the overdue amount shall, to the extent permitted by law, bear interest at the annual rate of 1% above the applicable interest rate on the Securities, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand and shall be based on a 360-day year comprised of twelve 30-day months.

      Except as provided below, interest and Liquidated Damages Amounts, if any, will be paid (i) on the Global Securities to the Depositary by wire transfer in immediately available funds, (ii) on the definitive Securities having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of such Securities, and (iii) on the definitive Securities having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds at the written election of the Holders of these Securities.



                                       1.

2.    Method of Payment.

      Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Purchase Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Securities to the Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfer of immediately available funds or check payable in such money.

3.    Paying Agent, Conversion Agent and Registrar.

      Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.    Indenture.

      The Company issued the Securities under an Indenture dated as of November 22, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provisions of this Security and the Indenture conflict, the provisions of the Indenture shall control.

      The Securities are subordinated unsecured obligations of the Company limited to $135,000,000 aggregate principal amount.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            PacifiCare Health Systems, Inc.
            5995 Plaza Drive
            Cypress, California 90630
            Attn:  General Counsel



                                       2.

5.    Redemption at the Option of the Company.

      No sinking fund is provided for the Securities. The Securities are redeemable at the option of the Company in whole or in part, on or after October 18, 2007 upon not less than 30 nor more than 60 days' notice by mail for a redemption price equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (the "Redemption Price"). The redemption price shall be paid in cash.

6.    Notice of Redemption.

      Notice of redemption pursuant to Paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities or portions thereof to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest ceases to accrue on such Securities or portions thereof immediately after such Redemption Date. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount, if less than all of the Securities are being redeemed.

7.    Purchase by the Company at the Option of the Holder.

      (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on any Purchase Date in integral multiples of $1,000, if less than all of the Securities are being purchased, at a purchase price equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

      The Purchase Price shall be paid in cash.

      (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder as of a date that is 30 days after the date of notice of a Fundamental Change delivered by the Company (or, if such 30th day is not a Business Day, the next succeeding Business Day) for a purchase price equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date. The Company shall mail a written notice of a Fundamental Change by first class mail to the Trustee and the Holders no later than 10 days after the occurrence of the Fundamental Change. Such notice shall describe the purchase right arising as a result of such Fundamental Change. To exercise such purchase right, a Holder shall deliver to the Company a Fundamental Change Purchase Notice containing


                                       3.

the information set forth in the Indenture at any time prior to the 30th day after the date of the delivery of the Fundamental Change Notice and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

      The Fundamental Change Purchase Price shall be paid in cash.

      (c) Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase Date or the Fundamental Change Purchase Date, interest ceases to accrue on such Securities or portions thereof immediately after such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Security.

8.    Conversion.

      (a) The Securities may be converted into shares of common stock on the terms and subject to the conditions of the Indenture and this Security.

      (b) Holders may surrender Securities or portions thereof for conversion into shares of Common Stock during any calendar quarter if the Sale Price of the Common Stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter exceeds 110% of the applicable Conversion Price per share of Common Stock on such last trading day.

      (c) During the five Business Day period after any ten consecutive trading day period in which the Trading Price per $1,000 principal amount of the Debentures for each day of such ten day period was less than 95% of the product of the Sale Price and the number of shares of Common Stock issuable upon conversion of $1,000 principal amount of the Debentures; PROVIDED that if on the date of any conversion pursuant to this clause (c) the Sale Price of the Common Stock is greater than the Conversion Price, a holder shall receive, in lieu of Common Stock based on the Conversion Price, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of the holder's Debentures plus accrued interest as of the Conversion Date. Any Common Stock delivered pursuant to the foregoing proviso will be valued at the greater of (i) the Conversion Price on the conversion date and (ii) the Sale Price on the third trading day after the conversion date.

      (d) A Holder also may surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to Paragraph 5 hereof, even if the Security would not otherwise be eligible for conversion, until the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due on the Redemption Date, in which case the conversion right


                                       4.

shall terminate at the close of business on the date such default is cured and such payment is made.

      (e) If the Company (1) distributes any rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days of such distribution) to purchase shares of Common Stock at less than the average of the Sales Prices of a share of the Common Stock for the 10 consecutive trading days ending on the trading day immediately preceding the date of such distribution or (2) distributes to all holders of shares of its Common Stock any of its debt securities or assets or any rights, warrants or options to purchase securities of the Company, which distribution has a per share value exceeding 10% of the Sales Price on the trading day immediately preceding the declaration date for such distribution, unless the Holder may participate in this distribution without conversion, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and the Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day immediately preceding the Ex-Dividend Time or until the Company announces that such distribution will not take place.

      (f) A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 23.8095 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Securities for conversion will receive cash or a check, or, at the Company's option, a whole share of Common Stock, in lieu of any fractional shares of Common Stock.

      To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

      A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.



                                       5.

      The Conversion Rate will be adjusted as provided in Article X of the Indenture. The Company may increase the Conversion Rate for any period of at least 20 days, upon at least 15 days' notice so long as the increase is irrevocable during such period. In addition, the Company may increase the Conversion Rate if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of Common Stock resulting from any stock or rights distribution.

      In addition, if the Company is a party to a consolidation, merger, binding share exchange or sale of all or substantially all of the Company's assets, in each case pursuant to which the Company's common stock would be converted into cash, securities or other property, the Holder may surrender its debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual date of such transaction. If the Company is a party to a consolidation, merger, binding share exchange or sale of all or substantially all of the Company's assets, in each case pursuant to which the Company's common stock is converted into cash, securities, or other property, then at the effective time of the transaction, the Holder's right to convert a debenture into the Company's common stock will be changed into a right to convert it into the kind and amount of cash securities and other property which the Holder would have received if the Holder had converted the its debenture immediately prior to the transaction.

9.    Conversion Arrangement on Call for Redemption.

      Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

10.   Subordination.

      The Securities are subordinated to Senior Debt as provided in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

11.   Denominations; Transfer; Exchange.

      The Securities are in fully registered form, without coupons, in minimum denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange the Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the


                                       6.

Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.   Persons Deemed Owners.

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.   Unclaimed Money or Securities.

      The Trustee and the Paying Agent shall return to the Company any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.   Amendment; Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities among other things, (i) to cure any ambiguity, omission, defect or inconsistency, provided that such modification or amendment does not adversely affect the interests of the Holders of the Securities in any material respect; (ii) to modify the restrictions on, and procedures for, resale and other transfers of Securities pursuant to any change in applicable law or regulation (or the interpretation thereof) or in practice relating to the resale or transfer of "restricted securities" under the Securities Act generally; (iii) to comply with Article V or Section 10.16 of the Indenture; (iv) to secure the Company's obligations or to add any guarantee under the Securities and the Indenture; (v) to add events of default with respect to the Securities; (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company; (vii) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided that such modification or amendment does not materially and adversely affect the interests of the Holders of the Securities; (viii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer Securities;
(ix) to increase the Conversion Price in accordance with Paragraph 8 of the Securities; (x) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to


                                       7.

Section 7.8 of the Indenture; or (xi) to add or modify other provisions herein with respect to matters or questions arising hereunder that the Company and the Trustee may deem necessary or desirable and that will not materially adversely affect the interests of the Holders.

15.   Defaults and Remedies.

      Under the Indenture, Events of Default include (i) default in payment of the principal amount or premium, if any, on any Security when the same becomes due and payable upon redemption or otherwise, whether or not the payment is prohibited by the provisions of Article XI of the Indenture; (ii) default in the payment of any interest or Liquidated Damages Amounts, if any, when due and payable, and the continuance of such default for a period of 30 days, whether or not the payment is prohibited by the provisions of Article XI of the Indenture;
(iii) failure by the Company to comply in any material respect with other agreements or covenants in the Indenture or the Securities, for sixty (60) days after notice; and (iv) certain events of bankruptcy, insolvency and reorganization of the Company or its Subsidiaries.

      Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Holders notice of any continuing Default (except a Default in payment of amounts specified in clause
(i) or (ii) above) if it determines that withholding notice is in their interests.

16.   Trustee Dealings with the Company.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.   Calculations in Respect of Securities.

      The Company or its agents will be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determination of the Sales Prices for the Common Stock, the rate of interest payable on the Securities and the Conversion Rate of the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and each of the Trustee and the Trustee will be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder of the Securities upon the request of such Holder.



                                       8.

18.   Successor Persons.

      When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

19.   No Recourse Against Others.

      A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.   Authentication.

      This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

21.   Abbreviations.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.   GOVERNING LAW.

      THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD AS TO CONFLICT OF LAW PRINCIPLES.

23.   Registration Rights.

      The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of November 22, 2002, by and among the Company and the Initial Purchasers, including the receipt of Liquidated Damages Amounts in respect of Events (each as defined in such agreement).


                                       9.

                            FORM OF CONVERSION NOTICE

               {NOTICE PURSUANT TO SECTION 10.2 OF THE INDENTURE}

{Name and Address of Conversion Agent}

                  Re: PacifiCare Health Systems, Inc. 3% Convertible Subordinated Debentures due October 15, 2032 (the "Securities")

      Reference is hereby made to the Indenture, dated as of November 22, 2002 (the "Indenture"), between PacifiCare Health Systems, Inc., as Issuer, and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to the Securities specified below, which are registered in the name of the undersigned (the "Holder"). The Holder hereby irrevocably exercises its right to convert such Securities, or the portion thereof, if any, specified below, into Common Stock and, except to the extent specified or required as described below, directs that certificates representing such Common Stock, together with any check in payment for a fractional share and any Security representing any unconverted principal amount, be issued and delivered through the facilities of the Depositary, for credit to the account(s) of the person(s) indicated below.

      The Holder acknowledges and agrees that no Common Stock will be delivered on conversion until any amount payable by the Holder on account of interest is paid, any certificates evidencing specified Securities not held in book-entry form are duly endorsed or assigned to the Company or in blank and surrendered and any taxes or other charges or documents required in connection with a transfer on conversion, and any other required items, are delivered to the Conversion Agent.

      The Holder acknowledges and agrees that, notwithstanding this request for conversion, the Company may require that the Common Stock delivered on conversion of the specified Securities be delivered in certificated form subject to a restrictive legend, or that additional certifications be delivered on behalf of the relevant beneficial owner(s), if it determines that doing so is necessary to comply with the requirements of the Securities Act or otherwise, as provided in the Indenture.

      Conversion of the specified Securities is subject to the requirements established by the Company as well as to the procedures of the Depositary, all as in effect from time to time. The specified Securities will be deemed to have been converted as of the close of business on the Business Day on which this conversion notice and all other required items have been delivered to the Conversion Agent as provided above and, upon such conversion, shall cease to accrue interest or be outstanding (subject to the Holder's right to receive the Common Stock as provided in the Indenture). Prior to such conversion, the Holder will have no rights in the Common Stock.

      Please provide the information requested below, as applicable.



                                       1.

1.    PLEASE SPECIFY THE SECURITIES HELD AND THE PORTION THEREOF TO BE
      CONVERTED:

      Principal amount held:  U.S.  $
                                      -------------------------------------
      CUSIP number(s):
                        ---------------------------------------------------
      Depositary (DTC) account where held:
                                            -------------------------------

            Principal amount being converted (if less than all):
                  U.S.  $
                         -------------------------------------------------

2. UNLESS AND TO THE EXTENT OTHERWISE SPECIFIED BELOW, all Securities (together with any unconverted Securities) will be delivered in book-entry form to the DTC account specified in Item 1 above.

3. IF OTHER ARRANGEMENTS ARE DESIRED, please (a) specify the type, number and form of securities to be delivered on conversion and the name(s) of the account holder(s) or registered owner(s), by checking the appropriate boxes and providing the information requested and (b) complete Item (4) below:

      [ ]   Common Stock

      [ ]   Book-Entry

      [ ]   Number of shares of Common Stock:
                                              ----------------------------------

            DTC Account:
                         -------------------------------------------------------

      [ ]   Certificates

            Number of shares of Common Stock:
                                              ----------------------------------

            Registered Owner:
                              --------------------------------------------------

      [ ]   Unconverted Securities

            [ ]   Certificates

                  Principal Amount:  U.S.  $
                                             -----------------------------------

                  Registered Owner:
                                     -----------------------------

            [ ]   Book-Entry

                  Principal Amount:  U.S.  $
                                             -----------------------------------

            DTC Account:
                         -------------------------------------------------------



                                       2.

4. {TO BE COMPLETED ONLY IF UNCONVERTED SECURITIES OR SHARES OF COMMON STOCK ARE TO BE ISSUED OTHER THAN TO THE HOLDER PURSUANT TO ITEM (3) ABOVE.} The undersigned confirms that such unconverted Securities or shares of Common Stock are being transferred:

      CHECK ONE BOX BELOW

            (a)[ ]  to the Company; or

            (b)[ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

            (c)[ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

            (d)[ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

      Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (c) or (d) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (d) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

----------

* Aggregate principal amount of each certificate must equal U.S. $1,000 or any amount in excess thereof in integral multiples of U.S. $1,000.

      Please sign and date this notice in the space provided below.

      DATE:

                                    ------------------------------------
                                              Name of Holder

                                    ------------------------------------
                                              Signature(s) of Holder
                                              Title(s):

                           (If the Holder is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Holder must be stated.)



                                       3.

Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934.


                                    ------------------------------------
                                             Signature Guarantee





                                       4.

                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below:

      (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint                                      agent to transfer
this Security on the books of the Company. The agent may substitute another to act for him.

      Your Signature:
                     -----------------------------------------------------------
                     (Sign exactly as your name appears on the other side of this Security)

      Date:
             --------------------------

      Medallion Signature Guarantee:
                                      ---------------------------------

                                   SCHEDULE I

             SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

The Initial Principal Amount of Global Security is:             ($           ).
Such Principal Amount has been increased or decreased by the adjustments set forth below by or on behalf of the Depository in accordance with the Applicable Procedures.


                                                      Principal Amount
        Amount of Increase    Amount of Decrease     of Global Security       Notation by
       in Principal Amount    in Principal Amount     After Increase or       Registrar or
Date    of Global Security    of Global Security          Decrease         Security Custodian
